EXHIBIT 2

                        [front of certificate]

           9 1/2% SERIES A                    9 1/2% SERIES A
     CUMULATIVE PREFERRED STOCK         CUMULATIVE PREFERRED STOCK
       LIQUIDATION PREFERENCE              LIQUIDATION PREFERENCE
           $25 PER SHARE                       $25 PER SHARE

Number                                              Shares
------                                              ------
 MAP

           [ LOGO]
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 Incorporated Under the Laws         This Certificate is transferrable in
  of the State of Tennessee              Birmingham, AL or New York,NY


                                            CUSIP 59522J 20 2

                                    See reverse for certain definitions

                 MID-AMERICA APARTMENT COMMUNITIES, INC.


This is to certify that __________________________ is the owner of ______________________________.

Fully paid and non-assessable shares of the 9 1/2% Series A Cumulative Preferred Stock Liquidation Preference $25 per share of

MID-AMERICA APARTMENT COMMUNITIES, INC. (the "Corporation") transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation, as amended and restated, and its Bylaws, as amended, to all of which the holder, by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal and the facsimile signature of its duly authorized officers.

Dated:
                              [Facsimile Signature]
                              -----------------------
ATTEST:                       Secretary and Treasurer

                              [Facsimile Signature]
                              -------------------------------------
                              President and Chief Executive Officer

Countersigned and registered:
AMSOUTH BANK OF ALABAMA
Transfer Agent and Registrar

By:
Authorized Signature

                      [reverse of certificate]

             MID-AMERICA APARTMENT COMMUNITIES, INC.

   To preserve the qualification of the company as a "real estate investment trust" under the internal revenue code of 1986, as amended, under the company's charter transfer of the shares represented hereby is restricted and may be stopped if a person or group of persons directly or through the operation of certain attribution rules would own in excess of 9.9% of the outstanding stock of the company after the transfer.

   The company may require evidence of a proposed transferee's status and ownership interest before permitting any transfer and may redeem any shares held in violation of the preceding paragraph. The company will furnish to any shareholder without charge a full statement of the transfer restrictions upon request made to the secretary of the company at its principal office. The shares represented hereby are subject to all of the provisions of the charter and bylaws of the corporation, each as amended from time to time, to all of which the holder by acceptance hereof assents. The corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued, as well as variations in the rights, preferences and limitations determined for each series of a class, so far as the same has been determined by the Board of Directors under its authority.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COMM - as tenants in common       NIF GIFT MIN ACT-_______Custodian_______
                                                       (Cust)          (Minor)
TEN ENT  - as tenants by the entireties          under Uniform Gifts to Minors

JT TEN   - as joint tenants with right of          Act _____________
           survivorship and not as                        (State)
           tenants in common

Additional abbreviations may also be used though not in the above list.

           For Value Received, _______________ hereby sell, assign and transfer unto ____________________________________________________

    PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
    ______________________________________

    ____________________________________________________________________
    Please print or typewrite name and address including postal zip code of assignee
    ____________________________________________________________________
    _____________________________________________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________
    attorney to transfer the said shares on the books of the Corporation before power of substitution and the premises.

    Date:__________

    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

    Signature Guaranteed: _______________________________________________
                          The signatures should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with members; approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.